UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2025

SECURITY FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	000-16120	57-0858504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

238 Richland Avenue NW, Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (803) 641-3000

Securities registered pursuant to Section 12(b) of the Act: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2025, Security Federal Corporation (the “Company”), the holding company of Security Federal Bank, entered into an ECIP Securities Purchase Option Agreement (the “Agreement”) with the United States Department of the Treasury (“Treasury”). Treasury is currently the record and beneficial owner of all 82,949 shares of the Company’s Senior Non-Cumulative Preferred Stock (the “Preferred Stock”), which was issued pursuant to the Treasury’s Emergency Capital Investment Program (“ECIP”) on May 24, 2022 (the “Original Closing Date”), as previously disclosed. Pursuant to the Agreement, Treasury granted the Company an option to purchase all of the Preferred Stock during the Option Period, which is the first fifteen years following the Original Closing Date. The purchase price for the Preferred Stock pursuant to the purchase option is determined based on a formula equal to the present value of the Preferred Stock, calculated as set forth in the Agreement, together with any accrued and unpaid dividends thereon, as of the closing date. Subject to variations in interest rates and the equity risk premium, which are components included in the purchase price calculation, the Company presently expects that the purchase price will be at a substantial discount from the face value of the Preferred Stock.

The purchase option may not be exercised during the ECIP period, which is the first ten years following the Original Closing Date unless and until at least one of the Threshold Conditions under the Agreement has been met. The Threshold Conditions are as follows: during the ten years that follow the Original Closing Date (the “ECIP Period”) either (1) over any sixteen consecutive quarters, an average of at least 60% of the Company’s Total Originations, as defined pursuant to the terms of the ECIP, qualifies as “Deep Impact Lending,” as defined pursuant to the terms of the ECIP (the “Deep Impact Condition”); (2) over any twenty-four consecutive quarters, an average of at least 85% of the Company’s Total Originations qualifies as “Qualified Lending,” as defined pursuant to the terms of the ECIP (the “Qualified Lending Condition”); or (3) the Preferred Stock has a dividend rate of no more than 0.5%, which dividend rate is calculated pursuant to the ECIP and the terms thereof, at each of six consecutive Reset Dates, as defined in the ECIP.

The earliest possible date by which a Threshold Condition may be met is June 30, 2026, which is the end of the sixteenth consecutive quarter following the Original Closing Date. However, the Company does not currently meet any of the Threshold Conditions to exercise the purchase option, and there can be no assurance if and when the Threshold Conditions will be met. At present, the Company has reported no consecutive quarters for which it has met both the Deep Impact and Qualified Lending Conditions. The Preferred Stock currently has a dividend rate of 2.0%.

In addition to the requirement that a Threshold Condition be met, the Agreement requires that the Company meet certain other eligibility conditions in order to exercise the purchase option in the future, including compliance with the terms of the original ECIP purchase agreement and the terms of the Preferred Stock, maintaining qualification as either a CDFI or an MDI, and meeting other legal and regulatory criteria. Although the Company currently meets the general eligibility criteria, other than satisfying one of the Threshold Conditions, there can be no assurance that the Company will meet such criteria in the future.

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the United States federal securities laws. Such statements, including statements regarding the Company’s ability to exercise the purchase option in the future and the anticipated purchase price of the Preferred Stock, involve risks and uncertainties. The risks and uncertainties include the fact that the Company is required to satisfy a number of factual, legal and regulatory conditions in order to exercise the option and the fact that the purchase price calculation involves factors outside of the Company’s control, such as interest rates. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

The description above is qualified in its entirety by the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	ECIP Securities Purchase Option Agreement dated January 10, 2025, by and between Security Federal Corporation and the United States Department of the Treasury.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY FEDERAL CORPORATION

Date: January 14, 2025	By:	/s/ Darrell Rains
Darrell Rains
Chief Financial Officer

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